Exhibit 22.1
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                             WINN-DIXIE STORES, INC.

                           SUBSIDIARIES OF REGISTRANT
                           --------------------------



    The Registrant (Winn-Dixie Stores, Inc.) has no parents.

    The following list includes all of the subsidiaries of the Registrant as of June 27, 2001 except fourteen wholly-owned inactive domestic subsidiaries of the Registrant and/or its subsidiaries.

    All of the subsidiaries listed below are included in the Consolidated Financial Statements. The Consolidated Financial Statements also include the fourteen presently inactive domestic subsidiaries mentioned above.

    Each of the following subsidiaries is owned by the Registrant except that two subsidiaries, the names of which are indented, are owned by the subsidiary named immediately above each indentation. All subsidiaries are wholly-owned except for Bahamas Supermarkets Limited, which is owned approximately 78% by W-D (Bahamas) Limited.

                 Subsidiary                        State of Incorporation
                 ----------                        ----------------------

        Astor Products, Inc.                              Florida
        Crackin' Good, Inc.                               Florida
        Deep South Products, Inc.                         Florida
        Dixie Packers, Inc.                               Florida
        Economy Wholesale Distributors, Inc.              Florida
        Monterey Canning Co.                              California
        Save Rite Grocery Warehouse, Inc.                 Florida
        Superior Food Company                             Florida
        W-D (Bahamas) Limited                             Bahama Islands
          Bahamas Supermarkets Limited                    Bahama Islands
            The City Meat Markets Limited                 Bahama Islands
        Winn-Dixie Charlotte, Inc.                        Florida
        Winn-Dixie Logistics, Inc.                        Florida
        Winn-Dixie Louisiana, Inc.                        Florida
        Winn-Dixie Montgomery, Inc.                       Florida
        Winn-Dixie Procurement, Inc.                      Florida
        Winn-Dixie Raleigh, Inc.                          Florida